UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2013

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 478-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Background

On October 3, 2012, BioSante Pharmaceuticals, Inc., a Delaware corporation (“BioSante”), entered into an agreement and plan of merger (the “Prior Merger Agreement”) with ANIP Acquisition Company, a Delaware corporation d/b/a ANI Pharmaceuticals, Inc. (“ANI”).  The Prior Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Prior Merger Agreement, ANI would merge with and into BioSante (the “Prior Merger”), with BioSante continuing as the surviving company.

The Prior Merger Agreement was approved by the ANI shareholders on March 15, 2013.  BioSante adjourned its special meeting of stockholders called to approve the Prior Merger until April 12, 2013 to give BioSante stockholders additional time to vote.  As of April 12, 2013, voting instructions to vote shares in favor of the Prior Merger had been received from holders of approximately 36% of the outstanding shares of BioSante capital stock, which was short of the required majority needed to approve the Prior Merger. Of those shares as to which voting instructions had been given, approximately 84% were to be voted in favor of the Prior Merger. However, no voting instructions on the Prior Merger had been received from holders of a total of approximately 13.8 million shares, or approximately 57% of the outstanding shares.  Two other proposals submitted to BioSante stockholders in connection with the Prior Merger, a reverse stock split and a name change, also received affirmative voting instructions from holders of a majority of the shares as to which voting instructions were received, but neither received affirmative voting instructions with respect to the required majority of the outstanding shares.

Subsequent to March 15, 2013, BioSante determined that it was not likely to receive sufficient additional voting instructions prior to April 12, 2013 (or on any later date) to either approve the Prior Merger and the two other related proposals or to indicate that the BioSante stockholders had rejected the Prior Merger or these other proposals.  Accordingly, the board of directors of BioSante decided to begin discussions with ANI about a possible restructured merger.

On April 12, 2013, BioSante and ANI entered into an amended and restated agreement and plan of merger (the “New Merger Agreement”) pursuant to which ANI will be merged with and into ANI Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BioSante (the “Merger Sub”), after which ANI will be a wholly owned subsidiary of BioSante (the “New Merger”).  The New Merger Agreement amends and restates in its entirety the Prior Merger Agreement.  The required BioSante stockholder vote for the New Merger will be a majority of the shares of BioSante common stock and class C special stock present and entitled to vote at the stockholders meeting at which the issuance of shares of BioSante common stock in connection with the New Merger will be considered.

New Merger Agreement

Pursuant to the terms of the New Merger Agreement, at the effective time of the New Merger (the “Effective Time”), each outstanding share of capital stock of ANI will be converted into the right to receive a number of shares of BioSante common stock, if any, as determined pursuant to the exchange ratio described in the New Merger Agreement and the provisions of ANI’s certificate of incorporation, and all options, warrants or other rights to purchase shares of capital stock of ANI, will be canceled without consideration therefor, except for certain warrants which although not cancelled will not represent the right to acquire any equity or other interest in BioSante after the New Merger.  No fractional shares of BioSante common stock will be issued in connection with the New Merger, and holders of ANI capital stock will be entitled to receive cash in lieu thereof.  Following the consummation of the transactions contemplated by the New Merger Agreement, the stockholders of ANI immediately prior to the Effective

Time will own 57% of the outstanding shares of common stock of BioSante and the stockholders of BioSante immediately prior to the Effective Time will own 43% of the outstanding shares of common stock of BioSante.  Unlike the exchange ratio provision in the Prior Merger Agreement, the respective percentage ownerships of the current ANI and BioSante stockholders in BioSante after the Merger are fixed at 57% and 43%, respectively, and are not subject to adjustment based on BioSante’s net cash.  The New Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The New Merger Agreement provides that, immediately following the Effective Time, the board of directors of BioSante will consist of five former directors of ANI and two former directors of BioSante, and ANI’s current executive officers are expected to serve as executive officers of BioSante.

Consummation of the New Merger is subject to a number of conditions, including, but not limited to (i) approval of the issuance of shares of BioSante common stock in connection with the New Merger by BioSante’s stockholders and the adoption and approval of the New Merger Agreement and the transactions contemplated thereby by ANI’s stockholders; (ii) the effectiveness of a Form S-4 registration statement to be filed by BioSante with the Securities and Exchange Commission (the “SEC”) to register the shares of BioSante common stock to be issued in connection with the New Merger, which will contain a joint proxy statement/prospectus; (iii) written opinions of counsel that the New Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and (iv) other customary closing conditions.

Each of BioSante and ANI have made customary representations, warranties and covenants in the New Merger Agreement, including among others, covenants that (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between execution of the New Merger Agreement and consummation of the New Merger (and BioSante will not incur compensation expenses for employees and consultants in excess of specified monthly amounts); (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; (iii) ANI will convene and hold a meeting of its stockholders for the purpose of considering the adoption and approval of the New Merger Agreement and the transactions contemplated thereby and the board of directors of ANI will recommend that its stockholders adopt and approve the New Merger Agreement, subject to certain exceptions; and (iv) BioSante will convene and hold a meeting of its stockholders for the purpose of considering the approval of the issuance of shares of BioSante common stock in connection with the New Merger and the board of directors of BioSante will recommend that its stockholders adopt and approve such proposal, subject to certain exceptions.  Each of BioSante and ANI also has agreed not to solicit proposals relating to alternative business combination transactions or enter into discussions or an agreement concerning any proposals for alternative business combination transactions, subject to exceptions for BioSante in the event of its receipt of a “superior proposal.”

The New Merger Agreement contains certain termination rights in favor of each of ANI and BioSante in certain circumstances. If the New Merger Agreement is terminated due to certain triggering events specified in the New Merger Agreement, BioSante will be required to pay ANI a termination fee of up to $1.0 million or ANI will be required to pay BioSante a termination fee of up to $750,000. The New Merger Agreement also provides that under specified circumstances, BioSante may be required to reimburse ANI up to $500,000 for ANI’s expenses in connection with the transaction. Any expenses paid by BioSante will be credited against the $1.0 million termination fee if the termination fee subsequently becomes payable by BioSante.

The foregoing description of the New Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the New Merger Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference.  The

New Merger Agreement and related description are intended to provide you with information regarding the terms of the New Merger Agreement and are not intended to modify or supplement any factual disclosures about BioSante in its reports filed with the SEC or about ANI.  In particular, the New Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to BioSante or ANI.  The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances in which a party may have the right not to close the New Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise.  The assertions embodied in the representations and warranties made by ANI and BioSante in the New Merger Agreement are qualified in information contained in confidential disclosure schedules that ANI and BioSante have delivered to each other in connection with the signing of the New Merger Agreement made for purposes of allocating contractual risk between the parties to the New Merger Agreement instead of establishing these matters as facts.  The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws.  Stockholders of BioSante and ANI are not third-party beneficiaries under the New Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BioSante, ANI or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the New Merger Agreement.

Amended and Restated Voting Agreements

Concurrently and in connection with the execution of the New Merger Agreement, certain of ANI’s stockholders, who collectively hold approximately 90% of the outstanding shares of ANI capital stock as of April 12, 2013, entered into amended and restated voting agreements with BioSante, in substantially the form of Exhibit 10.1 hereto (the “ANI Voting Agreements”), pursuant to which each stockholder agreed to vote its shares of ANI capital stock in favor of the New Merger, the New Merger Agreement and the transactions contemplated by the New Merger Agreement and against certain transactions or certain actions that would delay, prevent or nullify the New Merger or the transaction contemplated by the New Merger Agreement.  In addition, one of the stockholders of ANI, who holds approximately 57% of the outstanding shares of ANI capital stock as of April 12, 2013, entered into an amended and restated voting agreement with BioSante, which is filed as Exhibit 10.2 hereto, pursuant to which such stockholder agreed to vote in favor of the election of the two directors designated by BioSante at the first annual meeting of stockholders following completion of the New Merger (the “Director Voting Agreement”).

In addition, certain of BioSante’s stockholders, directors and officers, who collectively hold approximately two percent of the outstanding shares of BioSante capital stock as of April 12, 2013, entered into amended and restated voting agreements with ANI, in substantially the form of Exhibit 10.3 hereto (the “BioSante Voting Agreements”), pursuant to which each stockholder agreed to vote its shares of BioSante capital stock in favor of the issuance of shares of BioSante common  stock in connection with the New Merger Agreement and the transactions contemplated by the New Merger Agreement and against certain transactions or certain actions that would delay, prevent or nullify the New Merger or the transaction contemplated by the New Merger Agreement.

Both the ANI Voting Agreements and the BioSante Voting Agreements will terminate upon the earlier of the Effective Time or termination of the New Merger Agreement.  The Director Voting Agreement will terminate upon the earlier of completion of the first annual meeting of stockholders following completion of the New Merger or the termination of the New Merger Agreement.

The foregoing description of the ANI Voting Agreements, the Director Voting Agreement and the BioSante Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of ANI Voting Agreement, the form of Director Voting Agreement and the form of BioSante Voting Agreement, which are attached as Exhibits 10.1, 10.2 and 10.3 to this current report on Form 8-K, respectively, and are incorporated herein by reference.

Amended and Restated Lock-Up Agreements

Concurrently and in connection with the execution of the New Merger Agreement, ANI’s chief executive officer and chief financial officer and certain stockholders of ANI, who collectively hold approximately 85% of the outstanding shares of ANI capital stock as of April 12, 2013, entered into amended and restated lock-up agreements with BioSante, in substantially the forms of Exhibits 10.4 and 10.5 hereto, pursuant to which each stockholder will be subject to a six-month lock-up on the sale of shares of BioSante common stock received in the New Merger.  The amended and restated lock-up agreements for ANI’s chief executive officer and chief financial officer will permit these individuals to begin immediately after the effectiveness of the New Merger to sell up to one-half of their shares in market transactions pursuant to a Rule 10b5-1 trading plan.

Contingent Value Rights Agreement

Pursuant to the terms of the New Merger Agreement, BioSante has the right in its sole discretion to issue contingent value rights (each, a “CVR” and collectively, the “CVRs”) to existing BioSante stockholders immediately prior to completion of the New Merger.  The CVRs will be issued upon the terms and subject to the conditions set forth in a contingent value rights agreement to be entered into between BioSante, ANI and Computershare, as rights agent (the “CVR Agreement”).

One CVR will be issued for each share of BioSante common stock outstanding as of the record date to be set at a date prior to the completion of the New Merger.  However, the CVRs will not be certificated and will not be attached to the shares of BioSante common stock.  Each CVR will be a non-transferable (subject to certain limited exceptions) right potentially to receive certain cash payments, during the ten-year period after the distribution of the rights, resulting from the LibiGel® program, including (i) 66% of any net cash payments received by BioSante as a result of a sale, transfer, license or similar transaction relating to BioSante’s LibiGel® program, as determined pursuant to the CVR Agreement, and (ii) 5% of net revenues from direct sales of LibiGel® products after the New Merger, assuming that BioSante incurs less than $2.5 million of additional development expenses.  The amount potentially payable under the CVR Agreement will not exceed $50 million in the aggregate.

On March 15, 2013, the BioSante board of directors had declared a distribution of CVRs to be effective as of April 12, 2013, the date of the adjourned stockholders meeting for the Prior Merger, but conditioned upon completion of the Prior Merger.  As a result of the New Merger Agreement, the BioSante board of directors has rescinded this prior distribution of CVRs and will take action to issue the CVRs under the CVR Agreement at an appropriate time.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which will be finalized by the parties thereto at a later date.

Item 1.02                                           Termination of a Material Definitive Agreement

As described in Item 1.01 of this current report on Form 8-K, on April 12, 2013, BioSante and ANI agreed to amend and restate in its entirety the Prior Merger Agreement. In connection with such amendment and restatement, the voting agreements with respect to the Prior Merger that had been executed by certain of ANI’s stockholders and certain of BioSante’s directors and officers (the “Prior Voting Agreements” and, together with the Prior Merger Agreement, the “Prior Transaction Agreements”) also were terminated.

The terms of the New Merger Agreement also provide that BioSante and ANI agree to release each other from certain claims and actions arising out of or related to the Prior Transaction Agreements and the transactions contemplated thereby.

The foregoing description of the New Merger Agreement relating to the amendment and restatement of the Prior Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the New Merger Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference.

The material terms of the Prior Transaction Agreements are described in more detail in BioSante’s previously filed current report on Form 8-K dated October 3, 2012 and are incorporated herein by reference.  A brief description of the material circumstances surrounding the amendment and restatement of the Prior Merger Agreement and the termination of the Prior Voting Agreements is included in Item 1.01 of this current report on Form 8-K.  The information set forth in Item 1.01 of this current report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 12, 2013, at 8:00 a.m., Central Time, BioSante held a special meeting of stockholders.  This meeting had been adjourned from an earlier meeting held on March 15, 2013.  The April 12, 2013 meeting, like the March 15, 2013 meeting, was held for the following purposes:

1.             To consider and vote upon a proposal to adopt the agreement and plan of merger dated as of October 3, 2012 between BioSante and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc., as amended, and the transactions contemplated thereby, including the merger and the issuance of shares of BioSante common stock in the merger.

2.             To consider and vote upon a proposal to approve an amendment to BioSante’s certificate of incorporation to effect a reverse split of BioSante common stock and BioSante class C special stock at the discretion of BioSante and ANI at a ratio of either one-for-two, one-for-three, one-for-four or one-for-five.

3.             To consider and vote upon a proposal to approve an amendment to BioSante’s certificate of incorporation to change the name of BioSante from “BioSante Pharmaceuticals, Inc.” to “ANI Pharmaceuticals, Inc.”

4.             To consider and vote upon a proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of BioSante under existing arrangements in connection with the merger.

5.             To consider and vote upon a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1, 2 and/or 3.

The required vote to approve Proposals No. 1, 2 and 3 is a majority of BioSante’s outstanding shares of capital stock as of the January 17, 2013 record date.  At the special meeting on April 12, 2013, since sufficient votes had not been received in favor of Proposals 1, 2 and 3, BioSante stockholders voted on only one matter, the proposal to approve an adjournment of the special meeting to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1, 2 and/or 3.  The votes on such matter are set forth below:

	For	Against	Abstain	Broker Non-Votes
Proposal No. 5—Adjournment of BioSante Special Meeting, if Necessary, to Solicit Additional Proxies to Vote in Favor of Proposals No. 1, 2 or 3	7,703,205	2,372,312	566,553	6,091,377

BioSante stockholders approved the adjournment proposal and adjourned the meeting until 5:00 p.m., Central Time, on April 12, 2013 at BioSante’s corporate office located at 111 Barclay Boulevard, Lincolnshire, Illinois 60069.

Item 7.01                                           Regulation FD Disclosure.

Announcement of New Merger Agreement

On April 12, 2013, BioSante, ANI and Merger Sub announced the execution of the New Merger Agreement described in Item 1.01 above.  A copy of the joint news release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Cancelled Adjourned Stockholders Meeting

On April 12, 2013, BioSante also announced the cancellation of its adjourned special meeting of stockholders to approve the prior merger and related matters that had been scheduled to take place at 5:00 p.m., Central Time, on April 12, 2013.  BioSante intends to call a new stockholders meeting to approve matters related to the New Merger Agreement as soon as reasonably possible.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by BioSante under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.             Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
2.1

Amended and Restated Agreement and Plan of Merger dated as of April 12, 2013 by and among BioSante Pharmaceuticals, Inc., ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. and ANI Merger Sub, Inc.* (filed herewith)

10.1

Form of Amended and Restated Voting Agreement dated as of April 12, 2013 by and between certain stockholders of ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. and BioSante Pharmaceuticals, Inc. (filed herewith)

10.2	Form of Amended and Restated Voting Agreement dated as of April 12, 2013 by and between Meridian Venture Partners II, L.P. and BioSante Pharmaceuticals, Inc. (filed herewith)

10.3

Form of Amended and Restated Voting Agreement dated as of April 12, 2013 by and between certain directors and officers of BioSante Pharmaceuticals, Inc. and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (filed herewith)

10.4

Form of Amended and Restated Lock-Up Agreement dated as of April 12, 2013 by and between the chief executive officer and chief financial officer of ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. and BioSante Pharmaceuticals, Inc. (filed herewith)

10.5

Form of Amended and Restated Lock-Up Agreement dated as of April 12, 2013 by and between certain stockholders of ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. and BioSante Pharmaceuticals, Inc. (filed herewith)

99.1	Joint News Release issued by BioSante Pharmaceuticals, Inc. and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. on April 12, 2013 (furnished herewith)

*

All exhibits and schedules to the Amended and Restated Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BioSante will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included in this report that address activities, events or developments that BioSante expects, believes or anticipates will or may occur in the future are forward-looking statements including, in particular, statements about the proposed Merger between ANI and Merger Sub, pursuant to which ANI would become a wholly owned subsidiary of BioSante, the terms, timing, conditions to and anticipated completion of the proposed Merger, the expected ownership of BioSante after the Merger and the composition of BioSante’s board of directors and management team after the Merger; the anticipated distribution to BioSante’s stockholders of CVRs immediately prior to the Merger and the terms, timing and value of such CVRs, the potential benefits of the proposed Merger to BioSante’s and ANI’s stockholders, and BioSante’s plans, objectives, expectations and intentions with respect to future operations and products after the Merger.  BioSante has identified some of these forward-looking statements with words like “intends,” “anticipates,” “expects,” “plans,” “will,” “may,” “believes,” “could,” “would,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.  These forward-looking statements are based on BioSante’s current expectations about future events and are subject to a number of assumptions, risks and uncertainties, all of which are difficult to predict and many of which are beyond BioSante’s control and could cause actual results to differ materially from those matters expressed or implied by BioSante’s forward-looking statements. Forward-looking statements are only predictions or statements of current plans and can be affected by inaccurate assumptions BioSante might make or by known or unknown risks and uncertainties, including, among others, the failure of the ANI stockholders to approve the transaction or of the BioSante stockholders to approve the related issuance of shares, the failure of either party to meet the other conditions to closing of the Merger; delays in completing the Merger and the risk that the Merger may not be completed at all; the failure to realize the anticipated benefits from the Merger or delay in realization thereof; the businesses of BioSante and ANI may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the Merger, including adverse effects on employee retention and on business relationships with third parties; the risk that the CVRs may not be distributed prior to completion of the Merger or at all or may not be paid out or result in any value to BioSante’s stockholders; BioSante’s need for and ability to obtain additional financing after the Merger; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of BioSante’s licensees or sublicensees and general business and economic conditions before and after the Merger.  For more information regarding these and other uncertainties and factors that could cause BioSante’s actual results to differ materially from what BioSante has anticipated in its forward-looking statements or otherwise could materially adversely affect the Merger and BioSante’s business, financial condition or operating results, see “Part I — Item 1A. Risk Factors” of BioSante’s annual report on Form 10-K for the fiscal year ended December 31, 2012. The risks and uncertainties described in such report are not exclusive and further information concerning BioSante and its business, including factors that potentially could materially affect its financial results or condition, may emerge from time to time. BioSante assumes no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as otherwise required by law. BioSante advises you, however, to consult any further disclosures BioSante makes on related subjects in its future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that BioSante files with or furnishes to the SEC.

Important Additional Information for Investors and Stockholders

This communication in this current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication is being made in respect of the proposed Merger between ANI and Merger Sub, pursuant to which ANI would become a wholly owned subsidiary of BioSante.  In connection with the proposed transaction, BioSante intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials and BioSante plans to file with the SEC other documents regarding the proposed transaction.  The final joint proxy statement/prospectus will be sent to the stockholders of BioSante and ANI.  Investors and security holders are urged to read the joint proxy statement/prospectus (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about BioSante, ANI and the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by

BioSante at the SEC’s web site at www.sec.gov.  Free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC also can be obtained by directing a request to BioSante, Attention: Investor Relations, telephone: (847) 478-0500.  In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com.

BioSante and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this report.  Information regarding BioSante’s directors and executive officers is available in BioSante’s annual report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013.  If and to the extent that any of the BioSante participants will receive any additional benefits in connection with the Merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the Merger.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s directors and executive officers in the Merger by reading the definitive joint proxy statement/prospectus when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Senior Vice President of Finance, Chief Financial Officer and Secretary

Dated:   April 12, 2013

BIOSANTE PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

2.1

Amended and Restated Agreement and Plan of Merger dated as of April 12, 2013 by and among BioSante Pharmaceuticals, Inc., ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. and ANI Merger Sub, Inc.*

Filed herewith

10.1

Form of Amended and Restated Voting Agreement dated as of April 12, 2013 by and between certain stockholders of ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. and BioSante Pharmaceuticals, Inc.

Filed herewith

10.2	Form of Amended and Restated Voting Agreement dated as of April 12, 2013 by and between Meridian Venture Partners II, L.P. and BioSante Pharmaceuticals, Inc.	Filed herewith

10.3

Form of Amended and Restated Voting Agreement dated as of April 12, 2013 by and between certain directors and officers of BioSante Pharmaceuticals, Inc. and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc.

Filed herewith

10.4

Form of Amended and Restated Lock-Up Agreement dated as of April 12, 2013 by and between the chief executive officer and chief financial officer of ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. and BioSante Pharmaceuticals, Inc.

Filed herewith

10.5

Form of Amended and Restated Lock-Up Agreement dated as of April 12, 2013 by and between certain stockholders of ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. and BioSante Pharmaceuticals, Inc.

Filed herewith

99.1	Joint News Release issued by BioSante Pharmaceuticals, Inc. and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. on April 12, 2013	Furnished herewith

*

All exhibits and schedules to the Amended and Restated Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BioSante will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.